UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2006

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Willowbrook Boulevard, Wayne, NJ	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 9, 2006, Audible, Inc. (“Audible” or the “Company”) announced its financial results for the fiscal quarter ended March 31, 2006 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Audible uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income (loss) from operations, non-GAAP net (loss) income, and non-GAAP earnings (net loss) per diluted share. Non-GAAP figures exclude the impact of stock-based compensation expenses. Audible’s reference to these measures should be considered in addition to results that are prepared under U.S. GAAP but should not be considered a substitute for results that are presented in accordance with GAAP.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative information due to the adoption of the new accounting standard FAS 123(R). The company believes the non-GAAP measures provide useful information to both management and investors by excluding the non-cash impact of stock-based compensation expenses, which may not be indicative of the company’s core operating results and business outlook.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

    99.1 Press Release dated May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Date: May 9, 2006 Audible, Inc.
     /s/ Andrew P. Kaplan
    By: Andrew P. Kaplan
    Title: Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated May 9, 2006